Exhibit 99.13

FIRST AMENDMENT TO

HARVEST NATURAL RESOURCES, INC.

COMMON STOCK PURCHASE WARRANT

This First Amendment to Harvest Natural Resources, Inc. Common Stock Purchase Warrant (this “Amendment”) is dated as of September 8, 2016, and is executed by and among Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), and CT Energy Holding SRL, a Barbados Society with Restricted Liability (the “Investor,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company executed the Harvest Natural Resources, Inc. Common Stock Purchase Warrant, dated June 19, 2015, in favor of the Investor (the “Warrant”); and

WHEREAS, the Company and the Investor desire to amend the Warrant as set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration hereby acknowledged, the Parties agree as follows:

1.             Definitions.  Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth in the Warrant.

2.             Amendment.  The Warrant is hereby amended, effective as of the date hereof, to include the following paragraph at the end of Section 3.2:

Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3.2, the number of shares of Common Stock for which this Warrant may be exercised shall be adjusted to equal the quotient of (i) the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of shares of Common Stock for which this Warrant may be exercised immediately prior to any such adjustment, divided by (ii) the Exercise Price resulting from such adjustment.

3.             Notices.  Notices shall be provided as set forth in Section 8.4 of the Purchase Agreement, and such provisions are incorporated in this Amendment for all purposes.

4.             Headings.  The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.             Severability.  In the event that any one or more of the provisions contained in this Amendment, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each party’s rights and privileges shall be enforceable to the fullest extent permitted by applicable law.

7.             Rules of Construction.  Unless otherwise expressly provided to the contrary in this Amendment, this Amendment shall be interpreted in accordance with the provisions set forth in Section 6.2 of the Purchase Agreement, and such provisions are incorporated in this Amendment for all purposes.

8.             No Third Party Beneficiaries.  Nothing expressed or implied in this Amendment shall be construed to give any Person other than the Parties any legal or equitable rights hereunder.

9.             Entire Agreement.  This Amendment, together with the Warrant and the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein.  This

Amendment, together with the Warrant and the Purchase Agreement, supersedes all prior agreements and understandings between the Parties with respect to such subject matter hereof.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

HARVEST NATURAL RESOURCES, INC.

By:	[s] Keith L. Head
Keith L. Head
Vice President and General Counsel

CT ENERGY HOLDING SRL

By:	[s] Francisco Hung Vaillant
Francisco Hung Vaillant
Authorized Person

[Signature Page to First Amendment to Warrant]